UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —March 22, 2006

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code:     (780) 992-5326
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 8.01     Other Events.
          Please see Exhibits “A” and “B” attached.
Item 9.01     Financial Statements and Exhibits.
          Exhibit “A” — Code of Conduct and Ethics for Directors, Officers and Employees
          Exhibit “B” — Finance Code of Conduct for Chief Executive and Senior Financial Officers

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/Carol L. Amelio
Carol L. Amelio
General Counsel and Corporate Secretary

DATE: March 22, 2006

EXHIBIT “A”
NUCRYST Pharmaceuticals Corp.
Code of Conduct and Ethics for Directors, Officers and Employees
The Board of Directors (the “Board”) of NUCRYST Pharmaceuticals Corp. (the “Corporation”) has developed and adopted this Code of Conduct and Ethics (the “Code”) applicable to its Directors, Officers and Employees.
All Directors, Officers and Employees of the Corporation are accountable for adherence to this Code and will at all times in relation to the Corporation:
•	Act honestly and ethically.

•	Comply with all applicable laws, rules and regulations of federal, provincial, state and local governments, and other appropriate private and public regulatory agencies including, without limitation, all “insider trading” prohibitions.

•	Not use confidential information acquired as a result of their role with the Corporation for personal advantage.

•	Avoid all actual or apparent conflicts of interest between their personal and professional relationships, ethically handling all such actual or apparent conflicts of interest.

•	Not (a) take for themselves any opportunity that properly belongs to the Corporation or is discovered through the use of corporate property, information or position; or (b) use corporate property, information or position for personal gain; nor (c) compete with any business activity of the Corporation.

•	Promptly and accurately provide all necessary information to assure that the Corporation’s public reports, documents and filings (including but not limited to those filed with any stock exchange or securities commission or in any other public communication) are full, fair, accurate, timely and understandable and that the Corporation’s public disclosure requirements are fully met.

•	Promptly report any known violations of this Code to the Chief Financial Officer of the Corporation.

•	Not permit retaliation of any kind by or on behalf of the Corporation and its Directors, Officers and Employees against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.
This Code may be amended, modified or waived from time to time by the Board in its sole discretion, and waivers may also be granted by the Corporate Governance and Nominating Committee or the Audit Committee of the Board, subject to the disclosure and other provisions of the applicable Canadian and U.S. securities legislation and the applicable rules of the stock exchanges upon which the Corporation’s shares trade from time to time.
This Code does not summarize all laws, rules and regulations applicable to the Corporation and its Directors, Officers and Employees. Whenever feasible, Directors, Officers and Employees should consult the Chief Financial Officer of the Corporation, and the various guidelines that the Corporation has prepared on specific laws, rules and regulations, in relation to any questions regarding the applicability of this Code or any of its provisions.

EXHIBIT “B”
NUCRYST Pharmaceuticals Corp.
Finance Code of Conduct for
Chief Executive and Senior Financial Officers
NUCRYST Pharmaceuticals Corp.’s Chief Executive Officer (CEO), Chief Financial Officer (CFO) and other employees of the finance organization hold an important and elevated role in corporate governance in that they are uniquely capable and empowered to ensure that all stakeholders’ interests are appropriately balanced, protected and preserved. The Board of Directors of NUCRYST Pharmaceuticals Corp. has developed and adopted this Finance Code of Conduct applicable to its CEO, CFO and other senior finance employees.
All employees covered by this Finance Code of Conduct are accountable for adherence to this Code of Conduct and will:
•	Act responsibly and ethically, with honesty and integrity, avoiding actual or apparent conflicts of interest between their personal and professional relationships, ethically handling all such actual or apparent conflicts of interest.

•	Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including in company filings with securities regulators or commissions and in any other public communications made by NUCRYST Pharmaceuticals Corp..

•	Comply with applicable laws, rules and regulations of federal, provincial, state and local governments, and other appropriate private and public regulatory agencies.

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose.

•	Not use confidential information acquired in the course of one’s work for personal advantage.

•	Be an example of ethical behavior as a responsible partner among peers, in the work environment and in the community.

•	Not unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of the company’s financial statements or accounting books and records.

•	Promptly report any known violations of this Code of Conduct to the Audit Committee of the Board of Directors.